UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  February 18, 2008

Power of the Dream Ventures, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-52289	51-0597895
(Commission File Number)	(IRS Employer Identification No.)

1095 Budapest, Soroksari ut 94-96, Hungary
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:	+36-1-456-6061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 18, 2008, Power of the Dream Ventures, Inc. (the "Company") consummated a private placement (the “Private Placement”) of 32,500 shares of its common stock (the “Common Stock”) to four investors for an aggregate purchase price of $105,625.

The shares of Common Stock were sold to non-US Persons in reliance on the exemptions from the registration requirements of the Securities Act provided by the provisions of Regulation S as promulgated under the Securities Act.

Item 4.01	Change in Registrant’s Certifying Accountant

(a) On February 19, 2008, the Company dismissed Marcum & Kliegman LLP (“M&K”) as its independent registered public accounting firm.

M&K did not issue any audit reports on the financial statements of the Company during its engagement.

The Company requested that M&K furnish it with a letter addressed to the Registrant confirming its dismissal by the Company and whether or not it agrees with the statements made by the Company in this Current Report on Form 8-K. A copy of the letter furnished by M&K in response to that request, will be filed as Exhibit 16.1 to this Form 8-K within two business days of recipt by the Company.

(b) On February 18, 2008, BDO Kontroll (“BDO”), was engaged as the Company’s independent certified accountants. BDO was previously engaged as the independent certified accountants for Vidatech Kft., the Company’s wholly-owned subsidiary, during the period from April 26, 2006 (Inception) to December 31, 2006 and the interim period from January 1, 2007 to April 10, 2007 (on which date the Company acquired all of the issued and outstanding equity interest of Vidatech).

Item 8.01.	Other Events.

On February 19, 2008, the Company’s Common Stock was approved by FINRA for quotation and trading on the Over The Counter Bulletin Board (OTCBB) under the symbol PWRV.  The Company’s Common Stock began trading February 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER OF THE DREAM VENTURES, INC.

By:	/s/ Viktor Rozsnyay
Name:	Viktor Rozsnyay
Title:	President and Chief Executive Officer

Dated: February 22, 2008